Exhibit 107

Calculation of Filing Fee Tables

FORM F-4

REGISTRATION STATEMENT

(Form Type)

Baytex Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, without nominal or par value	457(c) and 457(f)(1)	749,000 (1)	N/A	$2,439,500 (2)	0.00011020	$268.83 (3)
Fees Previously Paid

(1)	Represents the maximum number of additional Baytex Energy Corp. (“Baytex”) common shares, without nominal or par value (“Baytex common shares”), estimated to be issuable upon the completion of Baytex’s acquisition of Ranger Oil Corporation (“Ranger”) pursuant to the company merger described herein. Baytex has previously registered 311,213,987 Baytex common shares pursuant to the registration statement on Form F-4 (Registration No. 333-271191) as amended (the “Prior Registration Statement”), and declared effective on May 18, 2023. Baytex now estimates that up to 100,000 additional shares of Ranger common stock may be exchanged in the merger described in the Prior Registration Statement, resulting in up to 311,962,987 Baytex common shares that may be issued upon completion of the merger.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and (3) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Baytex common shares was calculated as follows: the product of (1) $37.71, the average of the high and low prices per share of Ranger common stock as of May 16, 2023, as quoted on the Nasdaq Stock Market and (2) 100,000, the sum of the maximum number of additional shares of Ranger Class A common stock, Ranger Class B common stock, and DSUs that may be converted into Baytex common shares at closing minus cash consideration of $13.31 payable by Baytex with respect to each such share of Ranger common stock.

(3)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act, by multiplying the proposed maximum aggregate offering price for the securities by 0.00011020.